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                                                                     EXHIBIT  21

                        SUBSIDIARIES OF THE REGISTRANT



Name of Corporation                             State of Incorporation
-------------------                             ----------------------

Clearwater Acquisition Corporation                  Delaware
SPIANTONIO, Inc.                                    Delaware
SPIAPTLA, Inc.                                      Delaware
SPIBILE, Inc.                                       Alabama
SPICLIFF, Inc.                                      Delaware
SPICOMLA, Inc.                                      Delaware
SPILAF, Inc.                                        Alabama
SPILAKE, Inc.                                       Delaware
SPILAN, Inc.                                        Delaware
SPIMALLA, Inc.                                      Delaware
SPINAP, Inc.                                        Delaware
SPINELLON, Inc.                                     Delaware
SPINO, Inc.                                         Delaware
SPIPAL, Inc.                                        Delaware
SPITON, Inc.                                        Alabama
SPITOWN Corporation                                 Delaware
SPIWACHEE, Inc.                                     Delaware
SPIWARD, Inc.                                       Delaware